Exhibit 10.3

PERFORMANCE GUARANTY

This Performance Guaranty (“Guaranty”) is made and given as of the 11th day of December 2007, by EnergySolutions, LLC, a Utah limited liability company (“Guarantor”), in favor of Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Beneficiary”).

RECITALS

WHEREAS, ZionSolutions, LLC, a Delaware limited liability company and an Affiliate of Guarantor (“Counterparty”), has entered into that certain Asset Sale Agreement, dated the date hereof (the “Asset Sale Agreement”), pursuant to which Beneficiary has agreed to sell, assign, transfer, convey and deliver to Counterparty the Zion Assets and transfer the Assumed Liabilities to Counterparty, and Counterparty has agreed to purchase, assume and accept from Beneficiary the Zion Assets and to assume, agree to pay, perform and discharge when due the Assumed Liabilities,  all in accordance with the Asset Sale Agreement, and the parties have undertaken certain duties, responsibilities and obligations as set forth in the Asset Sale Agreement;

WHEREAS, upon the Closing, Counterparty will be entering into that certain Lease Agreement (the “Lease Agreement”) pursuant to which Beneficiary will lease the Premises and Counterparty will pay Rent for such lease in accordance with the Lease Agreement, and the parties will undertake certain duties, responsibilities and obligations as set forth in the Lease Agreement;

WHEREAS, upon the Closing, Counterparty and Beneficiary will be entering into that certain Put Option Agreement (the “Put Option Agreement”), pursuant to which Beneficiary will grant the Put Option to Counterparty subject to the terms and conditions set forth in the Put Option Agreement;

WHEREAS, upon the Closing, Counterparty and Beneficiary will be entering into that certain Assignment and Assumption Agreement  (the “Assignment and Assumption Agreement”), pursuant to which Counterparty will assume and accept from Beneficiary the Zion Assets and will assume all Assumed Liabilities as provided in the Asset Sale Agreement;

WHEREAS, Guarantor has agreed to guarantee obligations of Counterparty under the Asset Sale Agreement, the Lease Agreement, the Put Option Agreement and the Assignment and Assumption Agreement (together, the “Guaranteed Agreements”); and

WHEREAS, Guarantor has executed and delivered this Guaranty as an inducement for Beneficiary to enter into the Asset Sale Agreement, and it is a condition to the obligations of Beneficiary under the Asset Sale Agreement that this Guaranty remain in full force and effect; and

WHEREAS, Guarantor will benefit from the transactions contemplated by the Asset Sale Agreement.

NOW, THEREFORE, Guarantor agrees as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Guaranteed Agreements.

2.                                      Guaranty.  As an inducement to Beneficiary, for and in consideration of Beneficiary entering into the Asset Sale Agreement, Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Beneficiary and its successors, endorsees and permitted assigns, as primary obligor and not merely as a surety, the full and prompt payment and performance, when due, by Counterparty of all of its present and future obligations that are required to be paid or performed in accordance with the Guaranteed Agreements  (collectively, the “Guaranteed Obligations”).  The Guaranteed Obligations shall include, without limitation, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements), if any, incurred in enforcing Beneficiary’s rights under this Guaranty, but only to the extent that Beneficiary is successful in enforcing its legal rights under this Guaranty.  This is a guaranty of payment and performance and not of collection.

3.                                      Guaranty Absolute.   The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and nothing whatever except actual full payment and performance of the Guaranteed Obligations (and all other debts, obligations and liabilities of Guarantor under this Guaranty) shall operate to discharge Guarantor’s liability hereunder.  Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall not be discharged, released or affected, in whole or in part, by:

3.1.                            The occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to Counterparty or Guarantor, or any disallowance of all or any portion of any claim by Beneficiary, its successors or assigns in connection with any such proceeding or in the event that all or any part of any payment is recovered from Beneficiary as a preference payment or fraudulent transfer under the United States Bankruptcy Code or any applicable law, or the dissolution, liquidation or winding up of Guarantor or Counterparty;

3.2.                            Any amendment, supplement, reformation, waiver or other modification of the Guaranteed Agreements, unless such amendment, supplement, reformation, waiver or other modification materially increases the liability of Guarantor with respect to the Guaranteed Obligations and Guarantor has not given its consent thereto if such consent is required under the applicable Guaranteed Agreements;

3.3.                            The exercise, non-exercise or delay in exercising, by Beneficiary or any other Person, of any right under this Guaranty or the Guaranteed Agreements;

3.4.                            Any extension, renewal, settlement, compromise or waiver concerning the Guaranteed Obligations or any change in time, manner or place of payment of, or in any other terms of, all or any of the Guaranteed Obligations or any other amendment or waiver of, or any consent to depart from, the Guaranteed Agreements or any other agreement, document or instrument relating thereto; provided, however, Guarantor’s obligations with respect to the Guaranteed Obligations shall be credited to the extent that that any such settlement or compromise reduces the Guaranteed Obligations;

3.5.                            Any assignment or other transfer of rights under this Guaranty by Beneficiary, or any permitted assignment or other transfer of the Guaranteed Agreements, including any assignment as security for financing purposes;

3.6.                            Any merger or consolidation into or with any other entity, or other change in the corporate existence or cessation of existence of, Counterparty or Guarantor;

3.7.                            Any change in ownership or control of Guarantor or Counterparty;

3.8.                            Any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Counterparty;

3.9.                            The inaccuracy or breach, or alleged inaccuracy or breach, of any of the representations and warranties of Counterparty or Beneficiary under the Guaranteed Agreements;

3.10.                     The failure to create, preserve, validate, perfect or protect any security interest, collateral or other guaranty granted to, or in favor of, any Person;

3.11.                     The existence of, or any substitution, modification, exchange, release, settlement or compromise of, any security or collateral for or guaranty of any of the Guaranteed Obligations or failure to apply such security or collateral or failure to enforce such guaranty;

3.12.                     The existence of any claim, set-off, or other rights which Guarantor or any Affiliate thereof may have at any time against Beneficiary, any Affiliate thereof or any other Person;

3.13.                     The genuineness, validity, regularity, or enforceability, in whole or in part, of this Guaranty, the Guaranteed Agreements, or any other agreement, document or instrument related to the transactions contemplated hereby or thereby or the absence of any action to enforce the same, or any provision of law purporting to prohibit payment or performance by Counterparty of the Guaranteed Obligations;

3.14.                     The absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses; and

3.15.                     Except as provided herein, any other circumstances which might otherwise constitute a defense to, or discharge of, Guarantor or Counterparty in respect of the Guaranteed Obligations or a legal or equitable discharge of Counterparty in respect thereof, including, a discharge as a result of any bankruptcy or similar law.

4.                                      Waiver.  In addition to waiving any defenses to which Section 3.1 through Section 3.15 hereof may refer:

4.1.                            Guarantor hereby irrevocably, unconditionally and expressly waives, and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Beneficiary of, this Guaranty;

4.2.                            Guarantor hereby irrevocably, unconditionally and expressly waives all notices, diligence, presentment and demand of every kind (whether for nonperformance, nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Counterparty’s financial condition, or any other fact which might materially increase the risk to Guarantor hereunder) with respect to the Guaranteed Obligations which are not specifically required to be given by Beneficiary to Guarantor in the Guaranteed Agreements, and any other demands whatsoever which are not specifically required to be given by Beneficiary to Guarantor in the Guaranteed Agreements, and waives the benefit of all provisions of law which are in conflict with the terms of this Guaranty; provided, however, Beneficiary agrees that all demands under this Guaranty shall be in writing and shall specify in what manner and what amount Counterparty has failed to pay or perform and an explanation of why such payment is due, with a specific statement that Beneficiary is calling upon Guarantor to pay or perform under this Guaranty.  Any payment demand shall also include the bank account and wire transfer information to which the funds should be wire transferred;

4.3.                            The Guarantor hereby irrevocably, unconditionally and expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the delivery, acceptance, performance, default or enforcement of this Guaranty and any requirement that Beneficiary protect, secure or perfect any security interest or exhaust any right or first proceed against Counterparty or any other Person or any other security or guaranty;

4.4.                            Guarantor irrevocably, unconditionally and expressly waives (i) any right it may have to bring a case or proceeding against Counterparty by reason of Guarantor’s performance under this Guaranty or with respect to any other obligation of Counterparty to Guarantor, under any state or federal bankruptcy, insolvency, reorganization, moratorium or similar laws for the relief of debtors or otherwise; (ii) any subrogation to the rights of Beneficiary against Counterparty and any other claim against Counterparty which arises as a result of payments made by Guarantor pursuant to this Guaranty, until the Guaranteed Obligations have been paid and performed in full and such payments are not subject to any right of recovery; (iii) any setoffs or counterclaims against Beneficiary, Counterparty or any other Person which would otherwise impair Beneficiary’s rights against Guarantor hereunder; and (iv) any right of reimbursement or contribution from Counterparty.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to when the Guaranteed Obligations have been paid and performed in full, such amount shall be held in trust for the benefit of Beneficiary and shall forthwith be paid to Beneficiary to be applied to the Guaranteed Obligations; and

4.5.                            Notwithstanding anything to the contrary contained herein, Guarantor shall not waive and shall be entitled to assert defenses based on or arising out of any defense of Counterparty based upon (1) the termination of any Guaranteed Agreements at a time when Counterparty is not in breach of the respective agreement, or (2) the failure of Beneficiary to perform an obligation of Beneficiary under any Guaranteed Agreements that adversely affects Counterparty’s performance of its obligations under the respective agreement.

5.                                      Representations and Warranties.  Guarantor hereby represents and warrants as follows:

5.1.                            Guarantor is a limited liability company duly organized and validly existing under the laws of Utah.

5.2.                            Guarantor has full corporate power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.

5.3.                            This Guaranty has been duly authorized, executed and delivered by Guarantor.

5.4.                            This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

5.5.                            The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder will not (i) conflict with or result in any breach of any provision of Guarantor’s certificate of incorporation or bylaws (or other similar governing documents); (ii) violate any Laws applicable to Guarantor; (iii) result in a breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which Guarantor is a party or by which it or its assets or property are bound; or (iv) require any consent, approval, permit or authorization of, or filing with or notification to, any Governmental Authority.

5.6.                            No action, suit or proceeding at law or in equity or by or before any Governmental Authority or arbitral tribunal is now pending or, to the knowledge of Guarantor, threatened against Guarantor that would reasonably be expected to have a material adverse effect on the legality, validity, performance or enforceability of this Guaranty.

5.7.                            Guarantor’s obligations under this Guaranty are not subject to any offsets or claims of any kind against Counterparty, Beneficiary or any of their respective Affiliates.

5.8.                            It is not and shall not be necessary for Beneficiary to inquire into the powers of Counterparty or the officers, directors, partners, trustees or agents acting or purporting to act on Counterparty’s behalf pursuant to the Guaranteed Agreements, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder to the extent made or created in accordance with the terms of the Guaranteed Agreements.

6.                                      Security.  The Guarantor acknowledges that pursuant to the Credit Support Agreement and the Pledge Agreement, Beneficiary will be provided certain security interests and collateral to secure certain of Counterparty’s obligations under this Guaranty and the Guaranteed Agreements, and the Guarantor hereby acknowledges and agrees that this Guaranty is in addition to, and not in substitution for, such security interests and collateral.

7.                                      Actions of Beneficiary.  The Beneficiary may, at any time and from time to time, without notice to or consent of the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions: (a) take or refrain from taking any and all actions with respect to the Guaranteed Obligations or the Guaranteed Agreements or any Person that the Beneficiary determines in its sole discretion to be necessary or appropriate; (b) take or refrain from taking any action of any kind in respect of any security for any Guaranteed Obligation(s) or liability of the Counterparty to the Beneficiary; or (c) compromise or subordinate any Guaranteed Obligation(s) or liability of the Counterparty to the Beneficiary including any security therefor.

8.                                      Continuing Guarantee.  This Guaranty is a continuing guaranty and shall remain in full force and effect until all Guaranteed Obligations having been fully and irrevocably performed and satisfied in full.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations by Guarantor is rescinded and returned by Beneficiary to Guarantor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Counterparty or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Counterparty, Guarantor or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.  Guarantor agrees, upon the written request of Beneficiary, to execute and deliver to Beneficiary any additional instruments or documents necessary or advisable from time to time, in the reasonable and good faith opinion of Beneficiary, to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

9.                                      Amendments; Waivers.  Neither this instrument nor any terms hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Beneficiary and Guarantor.  No delay or failure by Beneficiary to exercise any remedy against Counterparty or Guarantor shall be construed as a waiver of that right or remedy.  No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable law.   No course of dealing between the Guarantor and the Beneficiary shall operate as a waiver thereof.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Beneficiary to any other or further action in any circumstances without notice or demand.

10.                               Severability.  In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Guaranteed Obligations, the terms of this Guaranty shall remain fully valid and effective.  If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

11.                               Assignment.

11.1.                     Assignability.  Guarantor shall not have the right to assign any of Guarantor’s rights or obligations or delegate any of its duties under this Guaranty without the prior written consent of Beneficiary.  Any purported assignment in contravention of the forgoing sentence shall be voided.  Guarantor shall remain liable under this Guaranty, notwithstanding assumption of this Guaranty by a successor or assign, unless and until released in writing from its obligations hereunder by Beneficiary.  Beneficiary may, at any time and from time to time, assign, in whole or in part, its rights hereunder to any Person to whom Beneficiary has the right to assign its rights or obligations under and pursuant to the terms of the Guaranteed Agreements whereupon such assignee shall succeed to all rights of Beneficiary hereunder.

11.2.                     Successors and Assigns.  Subject to Section 11.1 hereof, all of the terms of this instrument shall be binding upon and inure to the benefit of the parties hereof and their respective permitted successors and permitted assigns.

12.                               Address for All Notices.  All notices and other communications provided for hereunder shall be given and effective in accordance with the notice requirements of the Asset Sale Agreement.

13.                               Governing Law.  This Guaranty shall be governed by and construed in accordance with the law of the State of Illinois (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.  GUARANTOR AGREES THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (EASTERN DIVISION) OR STATE COURTS SITUATED THEREIN.  THE FOREGOING COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE AND GUARANTOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.  SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS AND GUARANTOR AGREES THAT SUMMONS OR OTHER LEGAL PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING SHALL BE DEEMED PROPERLY AND EFFECTIVELY SERVED WHEN SENT BY CERTIFIED U.S. MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF GUARANTOR AS SET FORTH IN THE ASSET SALE AGREEMENT.  GUARANTOR IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.                               Entire Agreement.  This writing is the complete and exclusive statement of the terms of this Guaranty and supersedes all prior oral or written representations, understandings and agreements between Beneficiary and Guarantor with respect to the subject matter hereof.  Guarantor agrees that there are no conditions to the full effectiveness of this Guaranty.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has duly caused this Guaranty to be executed and delivered as of the date first written above.

ENERGYSOLUTIONS, LLC

By:	/s/ R. Steve Creamer

Name:	R. Steve Creamer

Title:	Chief Executive Officer

[Performance Guaranty]